Exhibit 99.1

East Setauket, NY, December 17, 2007, Lixte Biotechnology Holdings, Inc. (OTCBB: LIXT) a developer of improved methods for both detection and treatment of cancer, announced the closing of a private placement. In the placement, Lixte sold 1,000,000 shares of its Common Stock at a price of $0.65 per share resulting in gross proceeds of $650,000. WestPark Capital, Inc. acted as placement agent and received $65,000 in commissions and $26,000 representing a non-accountable expense fee. Lixte also issued to WestPark five year warrants to purchase up to 100,000 shares of the Company’s Common Stock and five year incentive warrants to purchase up to an additional 20,000 shares, all such warrants to be exercisable at $0.65 per share.

Lixte agreed to file a registration statement with the SEC covering resale of the shares upon written request from holders who represent at least 50% of the shares. Lixte also granted to the holders piggyback registration rights.

John Kovach, Lixte’s President, stated that Lixte intends to use the net proceeds to pursue development of proprietary compounds for the submission of an IND to the Food & Drug Administration for a Phase I clinical trial, and for working capital.

The offer and sale of the shares sold were not registered under the Securities Act of 1933, as amended in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The shares sold by Lixte may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or exemption from the registration requirements, under the Securities Act.

About Lixte

Lixte is a cancer therapeutics and diagnostics company. Founded as a biomarker-diagnostics company in 2005, the Company develops new chemotherapy drugs targeting molecular abnormalities of common human cancers. Over the past year, based on the discovery of a new biomarker for brain cancers by collaborators at NIH, the Company is developing new drugs for the treatment of glioblastoma multiforme (GMB), the most common and most aggressive type of primary brain cancer in adults and, to a much lesser extent, in children.

About Westpark Capital, Inc.

WestPark is a leading full-service investment bank dedicated to providing innovative, professional financial services to emerging growth companies headquartered in Los Angeles, California. WestPark provides a wide range of services for both private and public companies, as well as to individuals and institutional investors worldwide. WestPark is a leading financial advisor for emerging growth companies. WestPark offers its clients a comprehensive range of services including WRASPs, initial public offerings, reverse mergers, follow-on offerings and private placements, and financial advisory services.

Forward-Looking Statements

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. These statements are generally accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash, research results, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the condensed consolidated financial statements and notes thereto included in Item 1 of the Quarterly Report on Form 10-QSB for the quarter ending September 30, 2007.

For additional information, please see our Website: www.Lixte.com.

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